UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 9, 2023

TIGO ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40710	83-3583873
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

655 Campbell Technology Parkway, Suite 150, Campbell, CA 95008

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 408-402-0802

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TYGO	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock, at an exercise price of $11.50 per share	TYGOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On August 9, 2023, Tigo Energy, Inc., a Delaware corporation (the “Company”), issued a press release announcing the redemption of all of its outstanding public warrants and private warrants (together, the “Warrants”) to purchase shares of the Company’s Common Stock, par value $0.0001 per share, that were issued under the Warrant Agreement, dated as of August 5, 2021 (the “Warrant Agreement”), by and among the Company and Continental Stock Transfer & Trust Company, as warrant agent, as part of the units sold in the Company’s initial public offering, at a redemption price of $0.01 per Warrant for those Warrants that remain outstanding following 5:00 p.m. New York City time on September 8, 2023. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

A copy of the Notice of Redemption to be delivered by the Company is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

None of this Current Report on Form 8-K, the press release attached hereto as Exhibit 99.1 nor the Notice of Redemption attached hereto as Exhibit 99.2 constitutes an offer to sell or the solicitation of an offer to buy any Company securities, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press Release, dated August 9, 2023.
99.2	Notice of Redemption, dated August 9, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIGO ENERGY, INC.

	By:	/s/ Bill Roeschlein
	Name:	Bill Roeschlein
	Title:	Chief Financial Officer
Date: August 9, 2023

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